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 * Although the Registrant does not consider the enclosed press release to be a solication within the meaning of Rule 14a-1(l), the Registrant is making this filing in light of the recent public communications of Applied Magnetics Corporation and the content of the enclosed materials.

                             READ-RITE CORPORATION
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PRESS RELEASE

CONTACTS:                 Steve Poleyn                      Andrea Bergofin
                          Jerry Parrott                     Todd Fogarty
                          Read-Rite Corporation             Kekst and Company
                          408-956-2217                      212-593-2655

FOR IMMEDIATE RELEASE

             READ-RITE BOARD UNANIMOUSLY REJECTS APPLIED MAGNETICS'
                              UNSOLICITED PROPOSAL

         MILPITAS, CA -- March 3, 1997 -- Read-Rite Corporation (NASDAQ: RDRT) announced today that its Board of Directors has voted unanimously to reject the unsolicited acquisition proposal by Applied Magnetics Corporation. The Board has concluded that remaining an independent company offers the best opportunity for Read-Rite's shareholders, employees and customers to capitalize on Read-Rite's market leadership, technology and future prospects.

         "Read-Rite's independence has been critical to its success to date, and we are confident that adherence to our existing, long-term strategic business plan will enable us to deliver further value to our shareholders, employees, customers, suppliers, and the company's other constituencies in the future. For this fundamental reason, Read-Rite's Board of Directors has rejected Applied Magnetics' unsolicited proposal," said Cyril J. Yansouni, chairman and chief executive officer.

         "Read-Rite today is the world's largest independent supplier of recording heads for the rapidly growing mass storage industry, and is the volume leader among independent manufacturers in advanced inductive disk-drive heads," continued Mr. Yansouni. "Our magnetoresistive technology is being well received by our customers, and we are aggressively scaling up production of magnetoresistive heads to meet our customers' demand for this next-generation technology. By virtue of the critical mass we have achieved in production and our commitment to fulfilling our customers' future needs by developing new technologies, Read-Rite is well positioned as the market for disk-drive heads evolves."

         Read-Rite said it has retained Goldman, Sachs & Co. as its independent financial advisor and to provide counsel to the Board in connection with this matter.

         Read-Rite Corporation is the world's leading independent manufacturer of recording heads, head gimbal assemblies (HGAs) and head stack assemblies
(HSAs) for disk drives and magnetoresistive heads for quarter-inch-cartridge tape drives. The company is headquartered in Milpitas, California and has operations in Thailand, Malaysia, the Philippines and Singapore. Read-Rite also has a strong presence in Japan through Read-Rite SMI Corporation, its joint venture with Sumitomo Metal Industries, Ltd. Read-Rite employs some 20,000 people. The company's home page on the World Wide Web can be reached at www.readrite.com.

         This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the "safe harbor" created by those sections. The company's actual results for future periods could differ materially from those projected in such forward-looking information. Factors that could cause actual results to differ include, but are not limited to, the following: the company's ability to ramp-up volume production quickly and cost-effectively on its new advanced inductive and magnetoresistive products; design-ins and qualifications for additional products may not occur or could be slower than anticipated; demand for the company's products could weaken and lead to order cancellations or reschedules; and the company's ability to achieve and maintain satisfactory yields on its new and current products.

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